Exhibit 99.1
FedEx Completes Spin-Off of FedEx Freight
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Creates Two Independent, Industry-Leading Public Companies Positioned to Deliver Long-Term Stockholder Value

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FedEx Freight Begins Trading Today on the New York Stock Exchange under Ticker “FDXF”

MEMPHIS, Tenn. — June 1, 2026 — FedEx Corp. (NYSE: FDX, “FedEx”) today announced the completion of its spin-off of FedEx Freight Holding Company, Inc. (NYSE: FDXF, “FedEx Freight”), establishing FedEx Freight as an independent, publicly traded company and focused leader in the North American less-than-truckload (LTL) industry. FedEx Freight common stock will begin “regular way” trading today on the New York Stock Exchange (“NYSE”) under the ticker symbol “FDXF.” FedEx will continue to trade on the NYSE under the ticker symbol “FDX.”
“The successful separation of FedEx Freight is a pivotal milestone, positioning two independent companies to lead their respective industries and create long-term value for their stockholders,” said Raj Subramaniam, FedEx president and chief executive officer. “Today’s spin-off positions FedEx Freight to build on its market-leading scale and a customer-focused culture, and advances the next chapter for FedEx as the industrial network that helps power the global economy.”
The spin-off was achieved through the distribution by FedEx of 80.1% of the outstanding shares of FedEx Freight’s common stock on a pro rata basis to the holders of FedEx common stock. Each FedEx stockholder received one share of FedEx Freight common stock for every two shares of FedEx common stock held of record as of the close of business on May 15, 2026. Stockholders will receive cash in lieu of fractional shares of FedEx Freight common stock.
FedEx retained 19.9% of the outstanding shares of FedEx Freight common stock. FedEx will dispose of such shares within 24 months of the completion of the separation through one or more subsequent exchanges in repayment of certain FedEx debt held by FedEx creditors and/or through distributions to stockholders of FedEx as dividends or in exchange for outstanding shares of FedEx common stock.
Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC served as the financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel.
About FedEx Corp.
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services. With annual revenue of $92 billion*, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards, and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.
Forward Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding the FedEx Freight business following its separation from FedEx into a new publicly traded company.
Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical

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Inclusive of FedEx Freight. Update to be provided following FedEx’s Q4 FY26 earnings call on June 23, 2026.

experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the possibility that the separation of FedEx Freight from FedEx will not result in the intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs, in connection with the separation; uncertainty of the expected financial performance of FedEx following the separation; evolving legal, regulatory, and tax regimes; changes in global economic conditions; actions by third parties, including government agencies; FedEx’s ability to successfully implement its business strategy and global transformation program, and its ability to optimize its network through Network 2.0; FedEx’s ability to achieve cost-reduction initiatives and financial performance goals; and other factors which can be found in FedEx’s press releases and filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. Neither FedEx nor anyone else undertakes or assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
FedEx Corp. Media Contact:
Caitlin Adams Maier
mediarelations@fedex.com
FedEx Corp. Investor Relations Contact:
Jeni Hollander
ir@fedex.com
Source: FedEx Corp.
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